Exhibit 99.1

Contact:	Investors and Analysts: Karin Demler, CCA at (615) 263-3005 Financial Media: Dave Gutierrez, Dresner Corporate Services at (312) 780-7204

CCA Announces 2014 First Quarter Financial Results

NASHVILLE, Tenn. – May 7, 2014 – CCA (NYSE: CXW) (the “Company” or “Corrections Corporation of America”), America’s largest owner of partnership correctional and detention facilities, announced today its financial results for the first quarter of 2014.

First Quarter 2014 Financial Highlights

•	Diluted EPS of $0.44

•	Operating income of $63.1 million

•	Net income of $51.7 million

•	Normalized FFO of $72.8 million, or $0.62 per diluted share

•	AFFO of $68.1 million, or $0.58 per diluted share

Net income was $51.7 million during the first quarter of 2014, or $0.44 per diluted share, compared with net income adjusted for special items of $51.1 million, or $0.50 per diluted share, in the first quarter of 2013. Special items in the first quarter of 2013 included debt refinancing expenses, REIT conversion costs, and an income tax benefit for the reversal of certain deferred tax liabilities associated with the REIT conversion, which was effective January 1, 2013. Net income during the first quarter of 2013 including these special items was $181.1 million, or $1.78 per diluted share.

First quarter 2014 per share amounts were negatively impacted by the issuance of 13.9 million shares of common stock in connection with the payment of a special dividend on May 20, 2013. Pro forma Adjusted Diluted EPS, calculated as if the shares were issued at the beginning of 2013, was $0.44 in the first quarter of 2013. Normalized FFO per diluted share was $0.62 in the first quarter of 2014 compared with Pro forma Normalized FFO per share of $0.61 in the first quarter of 2013.

CCA President and Chief Executive Officer, Damon Hininger, stated, “We are pleased with our first quarter financial results. We continue to generate stable cash flows and provide our investors with a strong dividend, which we increased by 6.25% during the first quarter of 2014. We are also well-positioned for growth opportunities, like our recent transactions with the state of Arizona at our Red Rock Correctional Center, which commenced January 1, 2014, and the lease of our California City Correctional Center, which commenced December 1, 2013.”

10 Burton Hills Blvd., Nashville, Tennessee 37215

First Quarter 2014 Financial Results

Operating Results

Operating income increased to $63.1 million in the first quarter of 2014 from $59.9 million in the prior year quarter. Operating income during the first quarter of 2014 was negatively impacted by the ramp-up of inmate populations at our Red Rock facility, which was operating near full capacity in the prior year quarter housing California populations, as well as contract losses. The reduction in operating income from these transitions was offset by an increase in operating income resulting from $8.1 million of REIT conversion costs incurred during the first of quarter of 2013.

Total revenue during the first quarter of 2014 was $404.2 million, compared to $416.7 million in the prior year quarter. First quarter 2014 revenues were impacted by a decline of approximately $20.2 million resulting from contract losses. Total revenue during the first quarter of 2014 was also negatively impacted by a contract adjustment by one of our federal partners previously disclosed in the fourth quarter of 2013. The contract adjustment resulted in an accrual of $13.0 million of revenue and an equal accrual of operating expenses during the fourth quarter of 2013, which were revised to $9.0 million during the first quarter of 2014, resulting in the reduction of both revenue and operating expenses by $4.0 million. The decrease in revenue was partially offset by an increase in revenue resulting from our acquisition on July 31, 2013 of Correctional Alternatives Inc. and from an increase in populations from the state of Oklahoma.

Interest expense decreased to $10.3 million during the first quarter of 2014 from $12.6 million during the first quarter of 2013. The interest expense savings resulted from the completion of several refinancing transactions in the prior year.

Adjusted net income, FFO, Normalized FFO and AFFO, and their corresponding per share amounts, as well as the per share amounts calculated as if shares issued in connection with the special dividend were issued as of the beginning of the periods presented, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related notes following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Partnership Development Update

Diamondback Update. As previously disclosed, during the third quarter of 2013, CCA activated its Diamondback Correctional Facility located in Watonga, Oklahoma, and began preparing the facility to receive inmates. Our decision to activate the facility was made as a result of potential need for additional beds by certain state customers. In January 2014, the state of Oklahoma issued a Request For Proposal (RFP) for bed capacity in the state of Oklahoma and anticipated that an award announcement would be made in the second quarter of 2014. While the RFP has not been cancelled, when it became evident the contract would not be awarded and commence in the near-term, we made the decision to re-idle the facility. However, we will continue to actively market the facility so that the Company is positioned to react quickly to any future needs of our partners.

First Quarter 2014 Financial Results

Trousdale. In April 2014, Trousdale County and CCA entered into an agreement whereby CCA agreed to finance, design, build and operate a 2,552-bed correctional facility to meet the responsibilities of a separate intergovernmental agreement between Trousdale County and the State of Tennessee regarding correctional services. CCA currently expects construction to be completed during the second half of 2015 at an estimated total cost of approximately $140.0 million, of which approximately $30.0 million has been invested to date. CCA expects the agreement between Trousdale County and the state of Tennessee to be completed during the second quarter of 2014.

Guidance

The Company expects Adjusted Diluted EPS for the second quarter of 2014 to be in the range of $0.45 to $0.47, and full year 2014 Adjusted Diluted EPS to be in the range of $1.84 to $1.92. The Company expects Normalized FFO for the full-year 2014 to be in the range of $2.56 to $2.64 per diluted share, while full-year 2014 AFFO Per Diluted Share is expected to be in the range of $2.49 to $2.58.

We expect weighted average shares outstanding of approximately 117.5 million in the second quarter of 2014, and approximately 118.0 million for the full-year 2014.

During 2014, we expect to invest approximately $165.0 million to $180.0 million in capital expenditures, consisting of $115.0 million to $125.0 million in on-going prison construction and expenditures related to potential land acquisitions, approximately $25.0 million in maintenance capital expenditures on real estate assets, and $25.0 million to $30.0 million for capital expenditures on other assets and information technology.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the first quarter of 2014. We do not undertake any obligation, and disclaim any duty to update any of the information disclosed in this report. Interested parties may access this information through our website at www.cca.com under “Financial Information” of the Investors section.

An updated Investor Presentation will be available on our website beginning on or about May 22, 2014. Interested parties may access this information through our website at www.cca.com under “Webcasts” of the Investors section.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on May 8, 2014, to discuss our first quarter 2014 financial results and future outlook. To listen to this discussion, please access “Webcasts” on the Investors page at www.cca.com. The conference call will be archived on our website following the completion of the call. In addition, a telephonic replay will be available at 2:00 p.m. Eastern Time on May 8, 2014 through 2:00 p.m. Eastern Time on May 16, 2014, by dialing (888) 203-1112 or (719) 457-0820, passcode 2158209.

First Quarter 2014 Financial Results

About CCA

CCA, a publicly traded real estate investment trust (REIT), is the nation’s largest owner of partnership correction and detention facilities and one of the largest prison operators in the United States, behind only the federal government and three states. We currently own or control 52 correctional and detention facilities and manage 13 additional facilities owned by our government partners, with a total design capacity of approximately 86,500 beds in 20 states and the District of Columbia. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential, community re-entry and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, our facilities offer a variety of rehabilitation and educational programs, including basic education, faith-based services, life skills and employment training and substance abuse treatment.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy, and overall utilization; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional facility management contracts, including, but not limited to, as a result of sufficient governmental appropriations, contract compliance and as a result of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison facilities and the commencement of new management contracts; (v) changes in governmental policy and in legislation and regulation of the corrections and detention industry that affect our business, including but not limited to, the impact of a government shutdown, and California’s continued utilization of out of state private correctional capacity; (vi) our ability to meet and maintain REIT qualification tests; and (vii) increases in costs to construct or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by us with the Securities and Exchange Commission.

CCA takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.

First Quarter 2014 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	March 31,	December 31,
ASSETS	2014	2013
Cash and cash equivalents	$52,681	$77,909
Accounts receivable, net of allowance of $968 and $1,265, respectively	239,300	244,957
Current deferred tax assets	7,809	9,241
Prepaid expenses and other current assets	18,720	20,612
Current assets of discontinued operations	6	15

Total current assets	318,516	352,734
Property and equipment, net	2,543,470	2,546,613
Restricted cash	5,590	5,589
Investment in direct financing lease	4,936	5,473
Goodwill	16,110	16,110
Non-current deferred tax assets	5,505	3,078
Other assets	75,131	77,828

Total assets	$2,969,258	$3,007,425

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$227,041	$252,277
Income taxes payable	1,859	1,243
Current liabilities of discontinued operations	388	886

Total current liabilities	229,288	254,406
Long-term debt	1,195,000	1,205,000
Other liabilities	45,954	45,512

Total liabilities	1,470,242	1,504,918

Commitments and contingencies
Preferred stock — $0.01 par value; 50,000 shares authorized; none issued and outstanding at March 31, 2014 and December 31, 2013, respectively	—	—
Common stock — $0.01 par value; 300,000 shares authorized; 116,339 and 115,923 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	1,163	1,159
Additional paid-in capital	1,729,807	1,725,363
Accumulated deficit	(231,954)	(224,015)

Total stockholders’ equity	1,499,016	1,502,507

Total liabilities and stockholders’ equity	$2,969,258	$3,007,425

First Quarter 2014 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended March 31,
	2014	2013
REVENUE:
Owned and controlled properties	$339,169	$341,774
Managed only and other	65,053	74,949

	404,222	416,723

EXPENSES:
Operating:
Owned and controlled properties	225,219	229,444
Managed only and other	62,161	68,778

Total operating expenses	287,380	298,222
General and administrative	25,392	31,232
Depreciation and amortization	28,384	27,377

	341,156	356,831

OPERATING INCOME	63,066	59,892

OTHER (INCOME) EXPENSE:
Interest expense, net	10,348	12,566
Expenses associated with debt refinancing transactions	—	225
Other (income) expense	(387)	101

	9,961	12,892

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	53,105	47,000
Income tax (expense) benefit	(1,367)	134,447

INCOME FROM CONTINUING OPERATIONS	51,738	181,447
Loss from discontinued operations, net of taxes	—	(355)

NET INCOME	$51,738	$181,092

BASIC EARNINGS PER SHARE:
Income from continuing operations	$0.45	$1.81
Loss from discontinued operations, net of taxes	—	—

Net income	$0.45	$1.81

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$0.44	$1.78
Loss from discontinued operations, net of taxes	—	—

Net income	$0.44	$1.78

REGULAR DIVIDENDS DECLARED PER SHARE	$0.51	$0.53

First Quarter 2014 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended March 31,
	2014	2013
Net income	$51,738	$181,092
Special items:
Expenses associated with debt refinancing transactions, net of taxes	—	207
Expenses associated with REIT conversion, net of taxes	—	7,477
Income tax benefit for reversal of deferred taxes due to REIT conversion	—	(137,686)

Diluted adjusted net income	$51,738	$51,090

Weighted average common shares outstanding—basic	115,773	100,070
Effect of dilutive securities:
Stock options	963	1,556
Restricted stock-based compensation	224	209

Weighted average shares and assumed conversions—diluted	116,960	101,835

Adjusted Diluted Earnings Per Share	$0.44	$0.50

Pro forma Adjusted Diluted Earnings Per Share(1)	$0.44	$0.44

(1)	The Pro forma Adjusted Diluted EPS for the first quarter of 2013 reflects the issuance of 13.9 million shares in connection with the payment of a special dividend in May 2013 as if those shares were issued at the beginning of the period presented. See Page 8 for a reconciliation of reported diluted weighted average shares outstanding to pro forma diluted weighted average shares outstanding.

First Quarter 2014 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

	For the Three Months Ended March 31,
	2014	2013
Net income	$51,738	$181,092
Depreciation of real estate assets	21,077	19,605
Depreciation of real estate assets for discontinued operations	—	142

Funds From Operations	$72,815	$200,839
Expenses associated with debt refinancing transactions, net of taxes	—	207
Expenses associated with REIT conversion, net of taxes	—	7,477
Income tax benefit for reversal of deferred taxes due to REIT conversion	—	(137,686)

Normalized Funds From Operations	$72,815	$70,837
Maintenance capital expenditures on real estate assets	(8,728)	(4,134)
Stock-based compensation	3,293	3,205
Amortization of debt costs and other non-cash interest	771	1,047
Other non-cash revenue and expenses	(16)	—

Adjusted Funds From Operations	$68,135	$70,955

Normalized Funds From Operations Per Diluted Share	$0.62	$0.70

Adjusted Funds From Operations Per Diluted Share	$0.58	$0.70

Pro forma Normalized FFO Per Diluted Share (1)	$0.62	$0.61

Pro forma AFFO Per Diluted Share (1)	$0.58	$0.61

(1)	The Pro forma Normalized FFO Per Diluted Share and the Pro forma AFFO Per Diluted Share for the first quarter of 2013 reflects the issuance of 13.9 million shares in connection with the payment of a special dividend in May 2013 as if those shares were issued at the beginning of the period presented. Refer to the table below for a reconciliation of reported diluted weighted average shares outstanding to pro forma weighted average shares outstanding.

RECONCILIATION OF REPORTED DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING TO PRO FORMA DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING

For the Three Months Ended March 31, 2013
Weighted average shares and assumed conversions—diluted	101,835
Non-GAAP Adjustment:
Shares issued in Special Dividend (1)	13,876

Pro forma weighted average shares and assumed conversions—diluted	115,711

(1)	Pro forma adjustment reflects the issuance of shares in connection with the Special Dividend in May 2013 as if those shares were issued at the beginning of the period presented. See Note B hereafter.

First Quarter 2014 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED FUNDS FROM OPERATIONS PER SHARE GUIDANCE

	For the Quarter Ending June 30, 2014		For the Year Ending December 31, 2014
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Adjusted Net income	$53,000	$55,000	$217,000	$227,000
Depreciation of real estate assets	21,000	21,000	85,000	85,000

Funds From Operations	$74,000	$76,000	$302,000	$312,000
Other non-cash expenses	4,200	4,300	17,000	17,000
Maintenance capital expenditures on real estate assets	(5,000)	(5,000)	(25,000)	(25,000)

Adjusted Funds From Operations	$73,200	$75,300	$294,000	$304,000

Normalized Funds From Operations Per Diluted Share	$0.63	$0.65	$2.56	$2.64

Adjusted Funds From Operations Per Diluted Share	$0.62	$0.64	$2.49	$2.58

NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

Note A: Adjusted Net Income, EBITDA, Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO), and their corresponding per share metrics are non-GAAP financial measures. FFO and AFFO are widely accepted non-GAAP supplemental measures of REIT performance following the standards established by the National Association of Real Estate Investment Trusts (NAREIT). CCA believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. CCA believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management.

NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, FFO and AFFO are useful as supplemental measures of performance of the Company’s corrections facilities because they don’t take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s correctional facilities, management believes that assessing performance of the Company’s correctional facilities without the impact of depreciation or amortization is useful. CCA may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CCA calculates AFFO by adding to Normalized FFO non-cash expenses such as the amortization of deferred financing costs and stock-based compensation, and by subtracting from Normalized FFO recurring real estate expenditures that are capitalized and then amortized, but which are necessary to maintain a REIT’s properties and its revenue stream. Some of these capital expenditures contain a discretionary element with respect to when they are incurred, while others may be more urgent. Therefore, these capital expenditures may fluctuate from quarter to quarter, depending on the nature of the expenditures required, seasonal factors such as weather, and budgetary conditions. CCA

First Quarter 2014 Financial Results

calculates Adjusted Net Income by adding or deducting from GAAP Net Income amounts associated with the Company’s debt refinancing, REIT conversion, mergers and acquisitions activity and certain impairments that the Company believes are unusual or nonrecurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, FFO, Normalized FFO, and AFFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, FFO, Normalized FFO, and AFFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

Note B: On May 20, 2013, CCA paid a special dividend in connection with its conversion to a REIT. The shareholders were allowed to elect to receive their payment of the special dividend either in all cash, all shares of CCA common stock, or a combination of cash and CCA common stock, except that CCA placed a limit on the aggregate amount of cash payable to the shareholders. Under ASC 505, “Equity” and ASU 2010-01, “Accounting for Distributions to Shareholders with Components of Stock and Cash, a consensus of the FASB Emerging Issues Task Force”, a distribution that allows shareholders to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in per share results prospectively. As such, the stock portion of the special dividend is presented prospectively in basic and diluted per share results and was not presented retroactively for all periods presented as it would, for example, with a stock split or a stock dividend. As a result CCA believes investors would benefit from seeing the operating performance for the comparable periods accounting for the effect of the special dividend in both periods. Therefore, for comparison purposes, CCA has presented per share results on a pro forma basis as if the shares issued in the special dividend were issued as of the beginning of the periods presented.

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